Exhibit 12.2
Section 906 Certification
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of The Governor and Company of the Bank of Ireland, a chartered corporation incorporated under the laws of Ireland (“Bank of Ireland”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended 31 March 2006 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Bank of Ireland.

Date: September 11, 2006
/s/ Brian J. Goggin
Name:	Brian J. Goggin
Title:	Group Chief Executive